The Board of Trustees and Shareholders
Evergreen Variable Annuity Trust


We have audited the accompanying statements of assets and liabilities, including the schedules of investments of the Evergreen VA Equity Index Fund, Evergreen VA Fund, Evergreen VA Foundation Fund, Evergreen VA Global Leaders Fund, Evergreen VA Growth and Income Fund, Evergreen VA International Growth Fund, Evergreen VA Masters Fund, Evergreen VA Omega Fund, Evergreen VA Small Cap Value Fund, Evergreen VA Special Equity Fund and Evergreen VA Strategic Income Fund, portfolios of Evergreen Variable Annuity Trust, as of December 31, 1999, and the related statements of operations for the year or period then ended, the statements of changes in net assets for each of the years or periods in the two-year period then ended and financial highlights for each of the years or periods in the four-year period ended December 31, 1999. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1999 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Evergreen Variable Annuity Trust as of December 31, 1999, the results of their operations, changes in their net assets and financial highlights for the periods described above, in conformity with generally accepted accounting principles.




Boston, Massachusetts
February 4, 2000